Exhibit 10.3 – Deed of Pledge Agreement

DEED OF PLEDGE

This tenth day of August two thousand seven, before me, Mr. Theodor Franciscus Hubertus Reijnen, Civil Law Notary in municipality of Haarlemmermeer, personally appeared:

1.   Mr. David Havenaar, born in s-Gravenhage on the seventh of March nineteen hundred and sixty-three, residing at 3024 VD Rotterdam (The Netherlands), Willem Buytewechstraat 118 C 2, unmarried and not registered as a partner, holder of a Dutch passport, number: NK4376171, issued in Rotterdam (The Netherlands) on the ninth of February two thousand and six, who when granting the power of attorney acted as independently authorised Managing Director of: the private company with limited liability: Royal Invest Europe B.V., having its registered office in Amsterdam (The Netherlands), having its main office at 1066 EE Amsterdam (The Netherlands), Ditlaar 7, entered in the commercial register of the Chamber of Commerce and Industry for Amsterdam under file number 34130365, hereinafter referred to as "Pledgor"; and

2.  Mr. Lambertus Josephus Cornelius Maria Kassing, residing at 3981 AH Bunnik, Schoudermantel 52, born in Utrecht on the tenth of July nineteen hundred sixty-five, unmarried and not registered as partner within the meaning of a registered partnership, holder of a Dutch drivers license with number 3197901295, issued in Bunnik on the seventh of January two thousand and two, for these presents acting as Director with independent authority of:

the Stichting Administratiekantoor Thomas Foundation, having its registered office in Maarssen (The Netherlands), having its main office at 2231 HV Rijnsburg (The Netherlands), Brouwerstraat 138C, entered in the commercial register of the Chamber of Commerce and Industry for Utrecht and environment under file number 30213297, for these presents acting as independently authorised Managing Director of:

the private company with limited liability: Machine Transport Midden-Nederland B.V., having its registered office in Bunnik (The Netherlands), having its main office at 2231 HV Rijnsburg (The Netherlands), Brouwerstraat 138C, entered in the commercial register of the Chamber of Commerce and Industry for Utrecht under file number 30157069, hereinafter referred to as "Pledgee",

WHEREAS:

(A) The Pledgor is holding one hundred and thirty (130) shares, numbers 1 to and including 130, of a nominal value of two hundred and fifty guilders (fl 250.00) each -hereinafter referred to as "the Shares"- in the capital of Rico Staete B.V., a private company with limited liability whose registered office is in Amsterdam and whose place of business is at 1067 SX Amsterdam, Osdorperweg 522a, company number B.V. 236.586, hereinafter referred to as "The Company";

(B) The total issued and paid up share capital of the Company amounts to fifteen thousand eight hundred eighty-two euro and thirty-one eurocent (€ 15,882.31), divided into one hundred forty (140) shares with a nominal value of two hundred and fifty guilders (fl 250.00) each;

(C) Pursuant to a(n unsecured) loan agreement dated the tenth day of August two thousand seven between the Pledger and the Pledgee (hereinafter referred to as "the Loan Agreement"), the Pledgee has agreed to grant a loan to the Pledger up to the principal amount of one million thirty-eight thousand and nine hundred sixty-nine euro (€ 1,038,969.00);

(D) Pursuant to the Loan Agreement the Pledger and the Pledgee have agreed that as a collateral security for the obligations due by the Pledgor to the Pledgee under the Loan Agreement the Pledgor will pledge its/his shares in favour of the Pledgee on the terms and conditions as set forth below.

HAVE AGREED AS FOLLOWS:

Article 1
The preambule is deemed to be embodied in this agreement.

Article 2

2.1. As a collateral security for the due and punctual payment and performance by the Pledgor of all indebtness, obligations and liabilities (hereinafter referred to as "the Liabilities") of the Pledgor to the Pledgee, now or hereafter existing, arising under or in connection with the Loan Agreement, the Pledgor hereby pledges with the Pledgee the Shares, representing ninety-two eighty six one hundredth (92.86%) percent of the issued and paid up shares in the share capital of the Company.

         2.2. The Pledgee hereby declares to have accepted the pledge of the Shares.

2.3. The Pledgor agree with the Pledgee that the Shares are pledged to the Pledgee as security as aforesaid on the terms and conditions of this agreement.

Article 3

In case of an eventual liquidation of the Company the Pledgee will be entitled to the liquidation balance which will be at the disposal of the shareholder of the Company, which amount will be used to redeem the interest and the principal sum due by the Pledgor to the Pledgee under the Loan Agreement, and any surplus above the amount of the Liabilities shall be repaid by the Pledgee to the shareholder.

Article 4

4.1. If the Pledgor is in default to punctually meet any of his Liabilities, the Pledgee shall be authorized to sell Pledger's Shares in public provided that such sale shall be in compliance with the applicable law of The Netherlands.

4.2. In case of such public sale of the Shares the Pledger hereby explicitly guarantees to the Pledgee that it/he will co-operate in any way with the transfer and delivery of the Shares sold as indicated hi paragraph 4.1 of this agreement. Therefore the Pledger hereby gives full power of attorney to the Pledgee to act on its/his behalf and to sign in its/his name and on its/his behalf the share transfer agreement in respect of the transfer and delivery of the Shares.

4.3. The Pledgee shall be obliged to deduct the proceeds of the public sale firstly on the interest and next on the principal sum of the loan due by the any of the Pledger to the Pledgee under the Loan Agreement.

4.4. Any surplus above the amount of the Liabilities arising from the public sale shall be transferred by Pledgee to the Pledger.

Article 5

The Pledgee is not allowed to alienate the Shares in any other way and in any other cases than as indicated in article 4 of this present agreement.

Article 6

It is hereby determined that the voting rights remain with Pledgee and possible dividend payments are to be distributed to the Pledger.

Article 7

7.1. The Pledgee and the Pledger hereby explicitly agree that after all the Liabilities due under the Loan Agreement have been paid in full to the Pledgee this Pledge Agreement shall terminate and the Pledgee will undertake to have the Shareholders register of the Company amended in such a way that the Pledgor will be registered as from then as the full owner of the Shares. Furthermore the Pledgee will undertake to deliver all cash to the Pledgor, if any, then held by it under this agreement.

7.2. Upon request by the Pledgor the Pledgee will sign such document as produced by the Pledgor in order to lay down in writing that all the Liabilities due under the Loan Agreement have been paid up in full.

Article 8

Insofar parties have a free choice of law the validity, construction and performance of this agreement will be governed by the laws of The Netherlands and all disputes or claims or matters arising out of or in connection with this agreement will be brought before the competent Court.

Article 9

The person sub 1 appearing acting herein in his capacity of director with independent authority of Royal Invest Development and Services B.V., a private company with limited liability, whose registered office is in Amsterdam, whose place of business is at 1066 EE Amsterdam, Ditlaar 7, registered in the Commercial Register of the Chamber of Commerce and Industry in Amsterdam under number 34180470, the last mentioned company acting as Director with independent authority of The Company hereby declares to acknowledge the abovementioned pledge of one hundred and thirty (130) shares in its share capital, numbers 1 to and including 130, of a nominal value of two hundred and fifty guilders (fl 250.00) and undertakes to amend its shareholders' register accordingly.

Article 10

This Deed of Pledge will be effective as per today.

This deed, drawn up in one original copy, was executed in Haarlemmermeer on the date first before written.

After the substance of this deed had been stated to the persons appearing, they declared that they had noted the contents of this deed and did not require it to be read out in full. Subsequently, after a reading in part in accordance with the law, this deed was signed by the persons appearing, who have identified themselves to me, and by me, Notary.

Pledgee:

 /s/ Lambertus Kassing
Lambertus Kassing
Machine Transport Midden-Nederland B.V.

Pledgor:

 /s/ David Havenaar
David Havenaar
Royal Invest Europe B.V.